Exhibit 99(a)

Windstream reports fourth-quarter, full-year 2017 results

Release date: Feb. 22, 2018

LITTLE ROCK, Ark. - Windstream Holdings, Inc. (Nasdaq: WIN), a leading provider of advanced network communications and technology solutions, today reported fourth-quarter and full-year 2017 results.

2017 Achievements:

•	Completed EarthLink and Broadview acquisitions;

•	Launched SD-WAN Concierge and OfficeSuite across entire company footprint;

•	Expanded Enterprise contribution margin percentage - up 200 bps sequentially and 160 bps year-over year;

•	Exited 2017 at highest adjusted OIBDAR margin level since pre-EarthLink acquisition;

•	Achieved 12th consecutive quarter of Consumer ARPU growth;

•	Significantly improved maturity profile of balance sheet; and

•	Ended year with synergy plans on schedule and ramping into 2018.

“2017 was a very productive year for Windstream. We delivered improved financial and operating results for almost all metrics across the business and positioned the company for growth,” said Tony Thomas, president and chief executive officer. “We continued to see growing demand for our SD-WAN service and strategic enterprise products, as well as increased customer adoption of faster broadband speeds as a result of our significant network investments.

“For 2018 we are focused on advancing our industry-leading Enterprise and Wholesale service capabilities and launching faster, more cost-effective broadband deployment techniques. We will further simplify our business and transform customer-facing and internal tools and drive revenue improvements through enhanced sales and improved customer retention. We also will continue our work to optimize our balance sheet,” Thomas said.

Results under GAAP

For the fourth quarter, total revenues and sales were $1.50 billion and total service revenues were $1.48 billion compared to $1.31 billion and $1.29 billion respectively year-over-year. During the quarter, the company recorded a $1.8 billion non-cash goodwill impairment charge related to its ILEC Consumer & Small Business and Wholesale segments, resulting in an operating loss of $1.8 billion compared to operating income of $74 million in the same period a year ago. The company reported a net loss of $1.84 billion or a loss of $10.26 per share compared to a net loss of $87 million or a loss of 94-cents per share a year ago.

For 2017, total revenues and sales were $5.85 billion and total service revenues were $5.76 billion compared to $5.39 billion and $5.28 billion respectively year-over-year. The company reported an operating loss of $1.6 billion compared to operating income of $515 million in the same period a year ago. The company reported a net loss of $2.1 billion or a loss of $12.52 per share compared to a net loss of $384 million or a loss of $4.11 per share a year ago.

Adjusted Results of Operations

Adjusted revenues and sales were $1.50 billion in the fourth quarter, a decline of 3 percent from the same period a year ago, and $6.0 billion for the year, a decline of 6 percent year-over-year.

Adjusted service revenues were $1.48 billion in the fourth quarter, a decrease of 3 percent year-over-year, and $5.91 billion for the year, a decline of 6 percent year-over-year.

Adjusted OIBDAR was $521 million in the fourth quarter, a decrease of 1 percent year-over-year, and $2.01 billion for the year, a decline of 6 percent from the same period a year ago.

ILEC Consumer and Small Business service revenues were $476 million in the fourth quarter, a 4 percent decline year-over-year, and $1.94 billion, a decline of 4 percent from 2016. Contribution margin was $282 million or 59 percent in the fourth quarter and $1.13 billion or 57 percent for the year.

Enterprise service revenues were $760 million in the fourth quarter, a decrease of less than 1 percent year-over-year, and $2.98 billion for the year, a decrease of 5 percent from 2016. Contribution margin was $164 million or 21 percent in the fourth quarter and $593 million or 20 percent for the year.

Wholesale service revenues were $190 million in the fourth quarter, a decrease of 8 percent year-over-year, and $778 million for the year, a decline of 10 percent from 2016. Contribution margin was $135 million or 71 percent in the fourth quarter and $540 million or 69 percent for the year.

CLEC Consumer service revenues, which primarily consists of EarthLink’s consumer Internet business, were $51 million in the fourth quarter, a decline of 5 percent year-over-year, and $206 million for the year, a decrease of 8 percent from 2016. Contribution margin was $27.5 million or 54 percent in the fourth quarter and $107 million or 52 percent for the year.

Adjusted capital expenditures were $172 million in the fourth quarter compared to $212 million in the same period a year ago and $839 million for all of 2017 compared to $900 million for 2016.

The company generated $143 million in adjusted free cash flow for 2017.

Note: Adjusted results of operations are based on the combined historical financial information of Windstream and EarthLink and assume the merger was completed on Jan. 1, 2016. Operating results for Broadview are included beginning on July 28, 2017, the date of acquisition. A reconciliation of adjusted results to the comparable GAAP measures is included in the financial information presented below. Additional supplemental quarterly financial information is available on the company’s Web site at www.windstream.com/investors.

Balance Sheet

Windstream significantly improved the maturity profile of its balance sheet in 2017 by pushing almost $2 billion in maturities out an average of more than two years. The company has no meaningful maturities prior to 2020.

Financial Outlook for 2018

The company expects service revenue trends to be slightly improved versus 2017 trends. The company expects adjusted OIBDAR to be in the range of $1.95 billion to $2.01 billion. Adjusted capital expenditures are expected to be between $750 million and $800 million.

The company expects to generate adjusted free cash flow of approximately $165 million. The outlook assumes cash interest on long-term debt of approximately $385 million.

About Windstream

Windstream Holdings, Inc. (Nasdaq:WIN), a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions for consumers, businesses, enterprise organizations and wholesale customers across the U.S. Windstream offers broadband, entertainment and security services for consumers and small and medium-sized businesses. Windstream also provides data networking, core transport, security, unified communications and managed services to mid-market, enterprise and wholesale customers. Services are delivered over multiple network platforms including a nationwide IP network, our proprietary cloud core architecture and on a local and long-haul fiber network spanning approximately 150,000 miles. Additional information is available at windstream.com or windstreamenterprise.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @Windstream or @WindstreamBiz.

Adjusted OIBDA is operating income before depreciation and amortization, excluding goodwill impairment, merger, integration and certain other costs, restructuring charges, pension costs and share-based compensation.

Adjusted OIBDAR is Adjusted OIBDA before the annual cash rent payment due under the master lease agreement with Uniti Group, Inc., formerly Communications Sales & Leasing (CS&L).

Adjusted free cash flow is defined as Adjusted OIBDA, less adjusted capital expenditures, cash taxes and cash interest on long-term debt.

Cautionary Statement Regarding Forward Looking Statements

Windstream Holdings, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements.

Forward-looking statements include, but are not limited to, 2018 guidance for service revenue, adjusted OIBDAR, adjusted capital expenditures, and adjusted free cash flow, along with statements regarding future growth of adjusted OBIDAR and free cash flow; 2018 directional outlook for business units and overall business trends, including revenue and contribution margin trends and sales opportunities; improvement in our ability to compete, including expanding utilization of next generation technology in our products and services, increasing availability of faster broadband speeds and Kinetic to more households within our service areas, and expected continued sales growth of strategic products for business customers; statements regarding our 2018 priorities; the benefits of the mergers with EarthLink Holdings Corp. and Broadview Network Holdings, Inc. including projected synergies in operating and capital expenditures and the timing of the synergies; our ability to improve of our debt profile and balance sheet and overall reduction in net leverage; expectations regarding our updated business unit structure and expense management activities and the timing and benefit of such activities; benefits of the new federal tax laws and our ability to utilize certain net operating loss carryforwards, and any other statements regarding plans, objectives, expectations and intentions and other statements that are not historical facts.

These statements, along with other forward-looking statements regarding Windstream’s overall business outlook, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events, performance or results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others:

•	the cost savings and expected synergies from the mergers with EarthLink and Broadview may not be fully realized or may take longer to realize than expected;

•
the integration of Windstream and EarthLink and Broadview may not be successful, may cause disruption in relationships with customers, vendors and suppliers and may divert attention of management and key personnel;

•
the impact of the Federal Communications Commission’s comprehensive business data services reforms that may result in greater capital investments and customer and revenue churn because of possible price increases by our ILEC suppliers for certain services we use to serve customer locations where we do not have facilities;

•
the potential for incumbent carriers to impose monetary penalties for failure to meet specific volume and term commitments under their special access pricing and tariff plans, which Windstream uses to lease last-mile connections to serve its retail business data service customers, without FCC action;

•	the impact of new, emerging or competing technologies and our ability to utilize these technologies to provide services to our customers;

•
the alleged ability of one or more purported noteholders to establish that transactions related to the spin-off of certain assets in 2015 into a publicly-traded real estate investment trust allegedly violated certain covenants in existing indentures governing certain outstanding senior notes;

•
the benefits of our current capital allocation strategy, which may be changed at anytime at the discretion of our board of directors, and certain cost reduction activities may not be fully realized or may take longer to realize than expected, or the implementation of these initiatives may adversely affect our sales and operational activities or otherwise disrupt our business and personnel;

•	the availability and cost of financing in the corporate debt markets;

•	unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•
for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service, price of facilities and services provided by other carriers on which our services depend;

•
our election to accept state-wide offers under the FCC’s Connect America Fund, Phase II, and the impact of such election on our future receipt of federal universal service funds and capital expenditures, and any return of support received pursuant to the program;

•
our ability to make rent payments under the master lease to Uniti, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position

•	further adverse changes in economic conditions in the markets served by us;

•	the extent, timing and overall effects of competition in the communications business;

•
unfavorable rulings by state public service commissions in current and further proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	the impact of recent adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations and the potential for additional adverse changes in the future;

•	earnings on pension plan investments significantly below our expected long-term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;

•	unfavorable results of litigation or intellectual property infringement claims asserted against us;

•
the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end-user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts;

•	the effects of federal and state legislation, and rules and regulations, and changes thereto, governing the communications industry;

•	continued loss of consumer households served and consumer high-speed Internet customers;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and

•	those additional factors under “Risk Factors” in Item 1A of Windstream’s Annual Report and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:	Investor Contact:
David Avery, 501-748-5876	Chris King, 704-319-1025
david.avery@windstream.com	christopher.c.king@windstream.com

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	December 31,	December 31,	Increase (Decrease)		December 31,	December 31,	Increase (Decrease)
	2017	2016	Amount	%	2017	2016	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,477.3	$1,289.1	$188.2	15	$5,759.7	$5,279.9	$479.8	9
Product sales	20.6	20.0	0.6	3	93.2	107.1	(13.9)	(13)
Total revenues and sales	1,497.9	1,309.1	188.8	14	5,852.9	5,387.0	465.9	9
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	756.0	664.3	91.7	14	2,964.9	2,677.8	287.1	11
Cost of products sold	20.7	23.9	(3.2)	(13)	93.5	98.5	(5.0)	(5)
Selling, general and administrative	226.7	206.9	19.8	10	896.8	797.7	99.1	12
Depreciation and amortization	403.7	329.5	74.2	23	1,470.0	1,263.5	206.5	16
Goodwill impairment	1,840.8	—	1,840.8	*	1,840.8	—	1,840.8	*
Merger, integration and other costs	30.0	3.3	26.7	*	137.4	13.8	123.6	*
Restructuring charges	9.3	7.5	1.8	*	43.0	20.3	22.7	112
Total costs and expenses	3,287.2	1,235.4	2,051.8	166	7,446.4	4,871.6	2,574.8	53
Operating (loss) income	(1,789.3)	73.7	(1,863.0)	*	(1,593.5)	515.4	(2,108.9)	*
Dividend income on Uniti common stock	—	—	—	*	—	17.6	(17.6)	(100)
Other income (expense), net	0.1	1.3	(1.2)	(92)	—	(1.2)	1.2	100
Net gain on disposal of investment in Uniti common stock	—	—	—	*	—	15.2	(15.2)	(100)
(Loss) gain on sale of data center business	—	(10.0)	10.0	100	0.6	(10.0)	10.6	(106)
Net loss on early extinguishment of debt	(58.4)	—	(58.4)	*	(56.4)	(18.0)	(38.4)	*
Other-than-temporary impairment loss on investment in Uniti common stock	—	—	—	*	—	(181.9)	181.9	100
Interest expense (A)	(232.8)	(207.1)	25.7	(12)	(875.4)	(860.6)	14.8	2
Loss before income taxes	(2,080.4)	(142.1)	1,938.3	*	(2,524.7)	(523.5)	2,001.2	*
Income tax benefit	(244.7)	(55.2)	189.5	*	(408.1)	(140.0)	268.1	192
Net loss	$(1,835.7)	$(86.9)	$1,748.8	*	$(2,116.6)	$(383.5)	$1,733.1	*

Weighted average common shares	178.9	92.9	86.0	93	169.1	93.9	75.2	80
Common shares outstanding	182.7	96.3	86.4	90

Basic and diluted loss per share:
Net loss	($10.26)	($.94)	($9.32)	*	($12.52)	($4.11)	$8.41	*

ADJUSTED RESULTS OF OPERATIONS (B):
Adjusted service revenues	$1,477.3	$1,524.7	$(47.4)	(3)	$5,909.0	$6,261.6	$(352.6)	(6)
Adjusted revenues and sales	$1,497.9	$1,544.9	$(47.0)	(3)	$6,002.4	$6,369.3	$(366.9)	(6)
Adjusted OIBDAR (C)	$520.8	$527.0	$(6.2)	(1)	$2,009.6	$2,126.7	$(117.1)	(6)
Adjusted OIBDA (D)	$357.4	$363.6	$(6.2)	(2)	$1,356.1	$1,473.1	$(117.0)	(8)
Adjusted capital expenditures (E)	$172.0	$211.6	$(39.6)	(19)	$839.4	$900.1	$(60.7)	(7)

* Not meaningful
(A)
Includes interest expense associated with the master lease agreement with Uniti of $119.7 million and $484.9 million for the three and twelve month periods ended December 31, 2017, respectively, as compared to $123.7 and $500.8 million for the three and twelve month periods ended December 31, 2016.

(B)
Adjusted results of operations are based upon the combined historical financial information of Windstream and EarthLink for all periods presented. See Notes to Reconciliation of Non-GAAP Financial Measures.

(C)	Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with Uniti.
(D)
Adjusted OIBDA is operating income before depreciation and amortization, excluding goodwill impairment, merger, integration and certain other costs, restructuring charges, pension costs and share-based compensation expense.

(E)
Adjusted capital expenditures includes applicable amounts for EarthLink for periods prior to the merger date of February 27, 2017 and excludes post-merger integration capital expenditures and amounts related to Project Excel, a capital program funded entirely using a portion of the proceeds from the sale of the data center business completed in December 2015.

WINDSTREAM HOLDINGS, INC.
UNAUDITED BUSINESS SEGMENT RESULTS UNDER GAAP
(In millions)	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	December 31,	December 31,	Increase (Decrease)		December 31,	December 31,	Increase (Decrease)
	2017	2016	Amount	%	2017	2016	Amount	%
Consumer & Small Business
Revenues and sales:
Service revenues	$475.9	$498.3	$(22.4)	(4)	$1,944.5	$2,023.4	$(78.9)	(4)
Product sales	5.9	8.7	(2.8)	(32)	33.8	39.9	(6.1)	(15)
Total revenue and sales	481.8	507.0	(25.2)	(5)	1,978.3	2,063.3	(85.0)	(4)
Costs and expenses	199.8	205.1	(5.3)	(3)	848.5	870.7	(22.2)	(3)
Segment income	$282.0	$301.9	$(19.9)	(7)	$1,129.8	$1,192.6	$(62.8)	(5)

Enterprise
Revenues and sales:
Service revenues	$760.3	$615.3	$145.0	24	$2,883.5	$2,520.7	$362.8	14
Product sales	14.4	11.3	3.1	27	58.6	67.2	(8.6)	(13)
Total revenue and sales	774.7	626.6	148.1	24	2,942.1	2,587.9	354.2	14
Costs and expenses	610.6	497.0	113.6	23	2,364.9	2,075.7	289.2	14
Segment income	$164.1	$129.6	$34.5	27	$577.2	$512.2	$65.0	13

Wholesale
Revenue and sales:
Service revenues	$189.8	$172.0	$17.8	10	$756.3	$720.8	$35.5	5
Product sales	0.2	—	0.2	*	0.3	—	0.3	*
Total revenue and sales	190.0	172.0	18.0	10	756.6	720.8	35.8	5
Costs and expenses	55.5	47.5	8.0	17	226.8	194.5	32.3	17
Segment income	$134.5	$124.5	$10.0	8	$529.8	$526.3	$3.5	1

CLEC Consumer
Revenues and sales:
Service revenues	$51.3	$3.5	$47.8	*	$175.4	$15.0	$160.4	*
Product sales	0.1	—	0.1	*	0.5	—	0.5	*
Total revenue and sales	51.4	3.5	47.9	*	175.9	15.0	160.9	*
Costs and expenses	23.9	3.0	20.9	*	86.9	13.1	73.8	*
Segment income	$27.5	$0.5	$27.0	*	$89.0	$1.9	$87.1	*

WINDSTREAM HOLDINGS, INC.
UNAUDITED BUSINESS SEGMENT RESULTS UNDER GAAP
(In millions)	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	December 31,	December 31,	Increase (Decrease)		December 31,	December 31,	Increase (Decrease)
	2017	2016	Amount	%	2017	2016	Amount	%
Total segment revenues and sales:
Service revenues	$1,477.3	$1,289.1	$188.2	15	$5,759.7	$5,279.9	$479.8	9
Product sales	20.6	20.0	0.6	3	93.2	107.1	(13.9)	(13)
Total segment revenues and sales	1,497.9	1,309.1	188.8	14	5,852.9	5,387.0	465.9	9
Total segment costs and expenses	889.8	752.6	137.2	18	3,527.1	3,154.0	373.1	12
Total segment income	608.1	556.5	51.6	9	2,325.8	2,233.0	92.8	4
Other unassigned operating expenses (A)	(113.6)	(142.5)	28.9	(20)	(428.1)	(420.0)	(8.1)	2
Merger, integration and other costs	(30.0)	(3.3)	(26.7)	*	(137.4)	(13.8)	(123.6)	*
Restructuring charges	(9.3)	(7.5)	(1.8)	24	(43.0)	(20.3)	(22.7)	112
Goodwill impairment	(1,840.8)	—	(1,840.8)	*	(1,840.8)	—	(1,840.8)	*
Depreciation and amortization	(403.7)	(329.5)	(74.2)	23	(1,470.0)	(1,263.5)	(206.5)	16
Operating (loss) income	$(1,789.3)	$73.7	$(1,863.0)	*	$(1,593.5)	$515.4	$(2,108.9)	*

Note:	Results for 2016 exclude the acquired EarthLink operations.
(A)
These expenses are not allocated to the business segments. Unallocated expenses include stock-based compensation, pension costs, and shared services, such as accounting and finance, information technology, network management, legal, human resources, and investor relations. These expenses are centrally managed and are not monitored by management at a segment level.

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,	December 31,
	2017	2016
Assets
Current Assets:
Cash and cash equivalents	$43.4	$59.1
Accounts receivable, net	643.0	618.6
Inventories	93.0	77.5
Prepaid expenses and other	153.1	111.7
Total current assets	932.5	866.9

Goodwill	2,842.4	4,213.6
Other intangibles, net	1,454.4	1,320.5
Net property, plant and equipment	5,391.8	5,283.5
Deferred income taxes	370.8	—
Other assets	92.4	85.5
Total Assets	$11,084.3	$11,770.0

Liabilities and Shareholders' Equity (Deficit)
Current Liabilities:
Current maturities of long-term debt	$169.3	$14.9
Current portion of long-term lease obligations	188.6	168.7
Accounts payable	494.0	390.2
Advance payments and customer deposits	207.3	178.1
Accrued taxes	89.5	78.0
Accrued interest	52.6	58.1
Other current liabilities	342.1	366.6
Total current liabilities	1,543.4	1,254.6

Long-term debt	5,674.6	4,848.7
Long-term lease obligations	4,643.3	4,831.9
Deferred income taxes	—	151.5
Other liabilities	521.9	513.3
Total liabilities	12,383.2	11,600.0

Shareholders' Equity (Deficit):
Common stock	—	—
Additional paid-in capital	1,191.9	559.7
Accumulated other comprehensive income	21.4	5.9
Accumulated deficit	(2,512.2)	(395.6)
Total shareholders' equity (deficit)	(1,298.9)	170.0
Total Liabilities and Shareholders' Equity (Deficit)	$11,084.3	$11,770.0

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Cash Flows from Operating Activities:
Net loss	$(1,835.7)	$(86.9)	$(2,116.6)	$(383.5)
Adjustments to reconcile net loss to net cash provided from operations:
Depreciation and amortization	403.7	329.5	1,470.0	1,263.5
Goodwill impairment	1,840.8	—	1,840.8	—
Provision for doubtful accounts	12.3	10.7	45.8	43.8
Share-based compensation expense	10.2	9.8	55.4	41.6
Pension expense	12.7	57.7	10.1	59.1
Deferred income taxes	(267.4)	(58.3)	(412.7)	(138.3)
Net gain on disposal of investment in Uniti common stock	—	—	—	(15.2)
Noncash portion of net loss on early extinguishment of debt	56.2	—	36.0	(51.9)
Other-than-temporary impairment loss on investment in Uniti common stock	—	—	—	181.9
Amortization of unrealized losses on de-designated interest rate swaps	1.1	1.8	5.3	4.8
Loss (gain) from sale of data center	—	10.0	(0.6)	10.0
Plan curtailment	—	—	—	(5.5)
Other, net	9.5	1.4	24.0	1.2
Changes in operating assets and liabilities, net:
Accounts receivable	26.6	20.8	17.7	(15.1)
Prepaid income taxes	6.4	5.3	0.8	(4.4)
Prepaid expenses and other	21.6	12.5	1.3	30.4
Accounts payable	74.5	44.1	43.3	(47.2)
Accrued interest	(41.3)	(34.9)	(16.3)	(20.1)
Accrued taxes	(3.8)	0.3	(0.2)	(6.1)
Other current liabilities	18.0	2.9	4.8	21.2
Other liabilities	(26.9)	(31.5)	(25.7)	(42.4)
Other, net	6.8	7.1	(32.5)	(3.4)
Net cash provided from operating activities	325.3	302.3	950.7	924.4
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(184.4)	(236.4)	(908.6)	(989.8)
Proceeds from the sale of property	—	—	—	6.3
Acquisition of Broadview, net of cash acquired	—	—	(63.3)	—
Cash acquired from EarthLink	—	—	5.0	—
Other, net	(6.9)	—	(16.3)	(6.5)
Net cash used in investing activities	(191.3)	(236.4)	(983.2)	(990.0)
Cash Flows from Financing Activities:
Dividends paid to shareholders	—	(14.5)	(64.4)	(58.6)
Proceeds from issuance of stock	—	—	9.6	—
Repayments of debt and swaps	(588.5)	(344.1)	(2,277.9)	(3,263.7)
Proceeds from debt issuance	515.0	334.5	2,614.6	3,674.5
Debt issuance costs	(19.8)	(0.1)	(27.1)	(12.4)
Stock repurchases	—	—	(19.0)	(28.9)
Payments under long-term lease obligations	(43.8)	(39.6)	(168.7)	(152.8)
Payments under capital lease obligations	(9.8)	(4.6)	(39.0)	(57.7)
Other, net	(0.2)	0.2	(11.3)	(7.0)
Net cash (used in) provided from financing activities	(147.1)	(68.2)	16.8	93.4
(Decrease) increase in cash and cash equivalents	(13.1)	(2.3)	(15.7)	27.8
Cash and Cash Equivalents:
Beginning of period	56.5	61.4	59.1	31.3
End of period	$43.4	$59.1	$43.4	$59.1

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL ADJUSTED OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	December 31,	December 31,	Increase (Decrease)		December 31,	December 31,	Increase (Decrease)
	2017	2016	Amount	%	2017	2016	Amount	%
Consumer - ILEC customers
Households served	1,268.8	1,354.6	(85.8)	(6)
High-speed Internet customers	1,006.6	1,051.1	(44.5)	(4)
Digital television customers	277.9	321.0	(43.1)	(13)

Net household losses	19.4	23.9	(4.5)	(19)	85.8	91.2	(5.4)	(6)
Net high-speed Internet customer losses	10.8	11.9	(1.1)	(9)	44.5	44.0	0.5	1

Small Business - ILEC customers	128.1	139.7	(11.6)	(8)

Enterprise customers	133.5	135.0	(1.5)	(1)

CLEC Consumer customers	662.1	0.7	661.4	*

Note:	Customer metrics include acquired EarthLink customers for all periods presented. Broadview customers are included as of the acquisition date of July 28, 2017.

WINDSTREAM HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES - ADJUSTED CAPITAL EXPENDITURES AND ADJUSTED FREE CASH FLOW
(In millions)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Adjusted Capital Expenditures:
Capital expenditures under GAAP	$184.4	$236.4	$908.6	$989.8
EarthLink capital expenditures pre-merger	—	28.5	15.2	84.1
Project Excel capital expenditures	—	(53.3)	(49.9)	(173.8)
Integration capital expenditures	(12.4)	—	(34.5)	—
Adjusted capital expenditures (A)	$172.0	$211.6	$839.4	$900.1

			THREE MONTHS ENDED	TWELVE MONTHS ENDED
			December 31,	December 31,
			2017	2017
Adjusted Free Cash Flow:
Operating (loss) income under GAAP			$(1,789.3)	$(1,593.5)
Depreciation and amortization			403.7	1,470.0
Goodwill impairment			1,840.8	1,840.8
OIBDA			455.2	1,717.3
Adjustments:
EarthLink operating income (B)			—	30.8
Merger, integration and other costs (C)			33.5	163.2
Restructuring charges			9.3	43.0
Pension expense			12.6	10.1
Share-based compensation expense (D)			10.2	45.2
Master lease rent payment			(163.4)	(653.5)
Adjusted OIBDA			357.4	1,356.1
Adjusted capital expenditures (per above)			(172.0)	(839.4)
Cash paid for interest on long-term debt obligations			(138.2)	(371.9)
Cash paid for income taxes			(0.2)	(2.0)
Adjusted free cash flow			$47.0	$142.8

(A)
Adjusted capital expenditures includes applicable amounts for EarthLink for periods prior to the merger date of February 27, 2017 and excludes post-merger integration capital expenditures and amounts related to Project Excel, a capital program funded entirely using a portion of the proceeds from the sale of the data center business completed in December 2015.

(B)
Represents EarthLink operating results for the pre-merger period January 1, 2017 to February 26, 2017. This amount excludes EarthLink's historical depreciation and amortization, restructuring, merger and integration costs and share-based compensation.

(C)
Included in other costs for 2017 are incremental expenses of $4.7 million related to Hurricanes Harvey and Irma and $8.3 million of costs incurred in connection with a carrier access settlement. Other costs also include a reserve for a penalty attributable to not meeting certain spend commitments under a circuit discount plan of approximately $7.7 million.

(D)	Excludes share-based compensation expense included in merger, integration and other costs of $10.1 million.

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)

		THREE MONTHS ENDED			TWELVE MONTHS ENDED
		December 31,	December 31,		December 31,	December 31,
		2017	2016		2017	2016
Reconciliation of Revenues and Sales under GAAP to Adjusted Revenues and Sales:
Service revenues under GAAP		$1,477.3	$1,289.1		$5,759.7	$5,279.9
Adjustments:
EarthLink service revenues	(A)	—	235.6	(A)	149.3	981.7
Adjusted service revenues		1,477.3	1,524.7		5,909.0	6,261.6
Product sales under GAAP		20.6	20.0		93.2	107.1
Adjustments:
EarthLink product sales	(A)	—	0.2	(A)	0.2	0.6
Adjusted product sales		20.6	20.2		93.4	107.7
Adjusted revenues and sales		$1,497.9	$1,544.9		$6,002.4	$6,369.3

Reconciliation of Net Loss under GAAP to Adjusted OIBDA:
Net loss		$(1,835.7)	$(86.9)		$(2,116.6)	$(383.5)
Adjustments:
Dividend income on Uniti common stock	(B)	—	—	(B)	—	(17.6)
Other expense (income), net	(B)	(0.1)	(1.3)	(B)	—	1.2
(Gain) loss on sale of data center business		—	10.0		(0.6)	10.0
Net gain on disposal of investment in Uniti common stock		—	—		—	(15.2)
Net loss on early extinguishment of debt	(B)	58.4	—	(B)	56.4	18.0
Other-than-temporary impairment loss on investment in Uniti common stock	(B)	—	—	(B)	—	181.9
Interest expense	(B)	232.8	207.1	(B)	875.4	860.6
Income tax benefit	(B)	(244.7)	(55.2)	(B)	(408.1)	(140.0)
Operating (loss) income under GAAP	(B)	(1,789.3)	73.7	(B)	(1,593.5)	515.4
Depreciation and amortization	(B)	403.7	329.5	(B)	1,470.0	1,263.5
Adjustments:
EarthLink operating income	(C)	—	45.5	(C)	30.8	213.0
Goodwill impairment	(B)	1,840.8	—	(B)	1,840.8	—
Merger, integration and other costs	(E)	33.5	3.3	(E)	163.2	13.8
Restructuring charges	(B)	9.3	7.5	(B)	43.0	20.3
Pension (income) expense	(B)	12.6	57.7	(B)	10.1	59.1
Share-based compensation expense	(F)	10.2	9.8	(F)	45.2	41.6
Adjusted OIBDAR		520.8	527.0		2,009.6	2,126.7
Master lease rent payment	(D)	(163.4)	(163.4)	(D)	(653.5)	(653.6)
Adjusted OIBDA		$357.4	$363.6		$1,356.1	$1,473.1

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)		THREE MONTHS ENDED			TWELVE MONTHS ENDED
		December 31,	December 31,		December 31,	December 31,
Reconciliation of Net Cash Provided from Operating Activities to Adjusted OIBDA:		2017	2016		2017	2016
Net Cash Provided From Operating Activities		$325.3	$302.3		$950.7	$924.4
Adjustments:
Master lease rent payment	(D)	(163.4)	(163.4)	(D)	(653.5)	(653.6)
Cash dividends received on Uniti common stock	(B)	—	—	(B)	—	(35.2)
EarthLink operating income	(C)	—	45.5	(C)	30.8	213.0
Merger, integration and other costs	(E)	33.5	3.3	(E)	163.2	13.8
Restructuring charges	(B)	9.3	7.5	(B)	43.0	20.3
Other expense (income), net	(B)	—	(1.3)	(B)	(0.5)	1.2
Net loss on early extinguishment of debt	(B)	58.4	—	(B)	56.4	18.0
Interest expense	(B)	232.7	207.1	(B)	875.3	860.6
Income tax benefit, net of deferred income taxes		5.3	3.1		(12.8)	(1.7)
Provision for doubtful accounts	(G)	(12.2)	(10.7)	(G)	(45.7)	(43.8)
Noncash portion of net loss on early extinguishment of debt	(G)	(56.2)	—	(G)	(36.0)	51.9
Amortization of unrealized losses on de-designated interest rate swaps	(G)	(1.0)	(1.7)	(G)	(5.2)	(4.8)
Plan curtailment	(G)	—	—	(G)	—	5.5
Other noncash adjustments, net	(I)	(9.3)	(1.5)	(I)	(33.2)	16.4
Changes in operating assets and liabilities, net	(G)	(65.0)	(26.6)	(G)	23.6	87.1
Adjusted OIBDA		$357.4	$363.6		$1,356.1	$1,473.1

Reconciliation of Net Cash Provided from Operating Activities to Adjusted Free Cash Flow:
Net Cash Provided From Operating Activities		$325.3			$950.7
Adjustments:
Cash paid for interest on long-term debt obligations		(138.2)			(371.9)
Cash paid for income taxes		(0.2)			(2.0)
Capital expenditures		(184.4)			(908.6)
Project Excel capital expenditures	(H)	—		(H)	49.9
Post-merger integration capital expenditures		12.4			34.5
EarthLink capital expenditures pre-merger		—			(15.2)
EarthLink operating income	(C)	—		(C)	30.8
Master lease rent payment	(D)	(163.4)		(D)	(653.5)
Merger, integration and other costs	(E)	33.5		(E)	163.2
Restructuring charges	(B)	9.3		(B)	43.0
Other expense (income), net	(B)	—		(B)	(0.5)
Net loss on early extinguishment of debt	(B)	58.4		(B)	56.4
Interest expense	(B)	232.7		(B)	875.3
Income tax benefit, net of deferred income taxes		5.3			(12.8)
Provision for doubtful accounts	(G)	(12.2)		(G)	(45.7)
Noncash portion of net (gain) loss on early extinguishment of debt	(G)	(56.2)		(G)	(36.0)
Amortization of unrealized losses on de-designated interest rate swaps	(G)	(1.0)		(G)	(5.2)
Other noncash adjustments, net	(I)	(9.3)		(I)	(33.2)
Changes in operating assets and liabilities, net	(G)	(65.0)		(G)	23.6
Adjusted Free Cash Flow		$47.0			$142.8

See Notes to Reconciliation of Non-GAAP Financial Measures

WINDSTREAM HOLDINGS, INC.
NOTES TO RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Windstream Holdings, Inc. ("Windstream", "we", "us", "our") has presented in this package unaudited adjusted results, which includes the results of operations of EarthLink Holdings Corp. ("EarthLink") as if the merger with EarthLink had been completed as of January 1, 2016. The adjusted results are based upon the combined historical financial information of Windstream and EarthLink for all periods presented. Operating results of Broadview Networks Holdings, Inc. ("Broadview") are included beginning on July 28, 2017, the date of acquisition.The adjusted results exclude pension costs, share-based compensation expense, goodwill impairment, restructuring charges, and merger, integration and certain other costs. We have made certain reclassifications to the historical financial information of EarthLink to conform to our presentation. We have presented certain measures of our operating performance, on an adjusted basis, that reflects the impact of the annual cash rent payment due under the master lease agreement with Uniti Group, Inc. ("Uniti"), formerly Communications Sales & Leasing, Inc.

Our purpose for these adjustments is to improve the comparability of results of operations for all periods presented in order to focus on the true earnings capacity of our core business operations and our ability to generate cash flow. We use adjusted results, including adjusted OIBDA, adjusted OIBDAR, adjusted free cash flow and adjusted capital expenditures as key measures of the operational performance of our business. Our management, including the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

(A)	Represents EarthLink revenues and sales prior to the merger date of February 27, 2017.
(B)	Represents applicable amount as reported under GAAP - See Unaudited Consolidated Statements of Operations.
(C)
Represents EarthLink operating results for periods prior to the merger date of February 27, 2017. These amounts exclude EarthLink's historical depreciation and amortization, restructuring, merger and integration costs and share-based compensation.

(D)	Represents the impact of the annual cash rent payment due under the master lease agreement with Uniti.
(E)
In addition to amounts reported in the Unaudited Consolidated Statement of Operations, other costs for the year ended December 31, 2017, primarily include incremental expenses of $4.7 million related to Hurricanes Harvey and Irma, $8.3 million of costs incurred in connection with a carrier access settlement, a reserve for a penalty attributable to not meeting certain spend commitments under a circuit discount plan of approximately $7.7 million.

(F)	Excludes share-based compensation expense included in merger, integration and other costs of $10.1 million during the year ended December 31, 2017.
(G)	Represents applicable amount reported under GAAP - See Unaudited Consolidated Statements of Cash Flows.
(H)	Represents capital expenditures related to Project Excel, a capital program funded entirely using a portion of the proceeds from the sale of the data center business completed in December 2015.
(I)
Consists of non-cash amortization of debt issuance costs, debt discounts and premiums, accretion expense related to asset retirement obligations, ineffectiveness on interest rate swaps, gains on the sale of property, and other non-cash miscellaneous income and expenses.